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                                                                  Exhibit 10(iv)
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THIS CONVERTIBLE PROMISSORY NOTE (THE "NOTE") AND THE SHARES ISSUABLE UPON
CONVERSION HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER, AND MAY NOT BE OFFERED OR SOLD DIRECTLY OR INDIRECTLY TO OR FOR THE ACCOUNT OR BENEFIT OF ANY PERSON EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION IN ACCORDANCE WITH THE SECURITIES ACT.



                          CONVERTIBLE PROMISSORY NOTE

                                                             July 28, 2000
$1,000,000                                                Hicksville, New York

     equip2move.com Corporation, a Delaware corporation (the "Company"), the principal office of which is located c/o Koster Industries Inc., 555 Broadhollow Road, Melville, New York 11747, hereby promises to pay to Enviro-Clean of America, Inc., a Nevada corporation, or its assigns (the "Payee"), the principal amount of ONE MILLION DOLLARS ($1,000,000) (the "Principal"), plus interest (calculated on the basis of a year of 365 days and actual days elapsed) on the unpaid Principal of this Convertible Promissory Note (the "Note") until such Principal has been paid in full, at the Prime Rate. "Prime Rate" means the rate of interest publicly announced by Bank of America (or its successor) as its prime lending rate. Amount(s) of the Principal shall be deemed outstanding as of the date of this Note, and the outstanding balance hereof shall be due and payable either: (i) in full by November 1, 2000 (the "First Maturity Date"), if the Company has raised an aggregate of at least $1,000,000 in capital (the "July to November Financing"); provided that all capital received by the Company from the July to November Financing is immediately due and payable to Payee as the Company receives such capital, or (ii) if the aggregate total of the July to November Financing is less than $1,000,000, then the total amount due by the First Maturity Date shall equal the aggregate amount of the July to November Financing which shall be paid to the Payee as it is received by the Company and the remaining balance under this Note shall be due and payable on February 1, 2001 (the "Final Maturity Date"), as described in Section 1 below. A check or checks for all payments hereunder shall be delivered to the Payee at the address for such payments designated in writing by the Payee to the Company. The Company may prepay all or any part of the principal amount of this Note, together with accrued interest on the Principal amount so prepaid, at any time without premium or penalty. This Note shall be senior in repayment to all other obligations of the Company.


          This Note has been issued pursuant to the terms of the Stockholders' Agreement, dated as of May 31, 2000, by and between Koster Industries Inc., Enviro-Clean of America, Inc., Corporate Assets International Inc., Prestige Equipment Corporation, Rosen Systems, Inc., Rodney Schultz, Jerry Root, equip2move.com Corporation and b2bstores.com, Inc. as amended by Amendment No. 1 to the Stockholders' Agreement dated __________ (together, the "Stockholders' Agreement") to which reference is made for all purposes. Terms used herein with initial capital letters and not defined herein, if any, have the meanings given them in the Stockholders' Agreement and/or the Amendment.

     This Note is subject to the following additional provisions:


          1.   Final Payment or Conversion of the Note.

               (a) Final Payment of the Note on the Final Maturity Date. In conjunction with the provisions of the Stockholders' Agreement and provided that the following have occurred: (i) the balance of this Note is not paid in full by the First Maturity Date; and (ii) the Company has raised an aggregate amount of $2,250,000, excluding the proceeds from this Note, through Payee or third party financing sources ("Third Party Financing") by February 1, 2001, then the remaining balance under this Note, including all accrued and unpaid interest, shall be paid in full to the Payee on the Final Maturity Date.

               (b) Conversion of the Note into Capital Stock at the Final Maturity Date. In conjunction with the provisions of the Stockholders' Agreement and provided that the following have occurred: (i) the balance of this Note is not paid in full by the First Maturity Date; and (ii) the Company has not raised an aggregate amount of $2,250,000, excluding the proceeds from this Note, through Third Party Financing by February 1, 2001, then the Payee will be obligated to invest an additional $2,250,000 less the total amount of: (i) the Third Party Financing actually raised by the Company up to the Final Maturity Date, and (ii) the remaining balance under this Note. The total amount of the $2,250,000 investment will be made in exchange for 15% of the outstanding capital stock of the Company (the "Capital Stock"), at which time this Note shall be cancelled; provided, however, that if the Payee, for any reason, fails to comply with the provisions of this Section 1(b), the balance of the Note shall be immediately convertible into Capital Stock. The amount of Capital Stock which the balance of the Note shall convert into shall equal the following: 15% of the Capital Stock multiplied by a fraction, the numerator of which is equal to the outstanding balance of the Note and the denominator of which is $2,250,000.

               (c) Issuance of Securities Upon Conversion of this Note. Upon the conditions as set forth in Section 1(b) above, the Payee shall surrender this Note and cause the Third Party Financing to be delivered at the office of the Company for the applicable number of shares of Capital Stock. Thereupon, there shall be issued and delivered to Payee a certificate or certificates of shares representing the Capital Stock into which the unpaid Principal balance and accrued interest of this Note has been converted, along with the Capital Stock purchased in connection with the Third Party Financing by the relevant parties.

               (d) Cash in Lieu of Fractional Shares. No fractional share or interest of shares of Capital Stock or scrip representing any such fractional share or interest, shall be issued upon conversion of this Note. Instead of any such fractional shares or interests which would otherwise be issuable upon conversion of this Note, the Company shall pay to the Payee a cash adjustment in respect of such fraction in an amount equal to the fraction of the share multiplied by the purchase price per share of Capital Stock as set calculated at the time of conversion.

               (e) Cancellation of Note. This Note shall be cancelled upon the conversion of the entire outstanding principal amount of this Note and all accrued and unpaid interest thereon, in accordance with the terms hereof, or upon the payment of all Principal amounts of this Note and all accrued interest thereon.

     2. Securities Laws. The Payee, by acceptance hereof, represents that it is an "accredited investor" as such term is defined in Rule 501 of the Securities Act and agrees that this Note is being acquired for investment for its own account and that the Payee will not offer, sell or otherwise dispose of this Note or the shares of the securities issuable upon conversion thereof except under circumstances which will not result in a violation of the Securities Act of any applicable state securities law or similar laws relating to the sale of securities. Payee agrees to execute and deliver the Company's Investor Letter to the Company which is attached hereto as Exhibit A.
                                                           ---------

     3. Successors and Assigns. The Company may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Payee. The Payee may at any time enter into assignment agreements or participations with other lenders or persons with the written consent of the Company. All stipulations, promises and agreements in this Note shall be binding on the successors and/or assigns of the Company whether so expressed or not. Any assignee of Company or Payee shall agree in writing prior to the effectiveness of such assignment to be bound by the provisions hereof.

     4. Default Under this Note. The following shall constitute an event of default ("Events of Default"):


          (a) the Company shall fail to make the payment of the principal and/or interest on the First Maturity Date and/or the Final Maturity Date or the Company shall fail to convert the Note into shares of the Capital Stock upon proper conversion of the Note by Payee at the Final Maturity Date;

          (b) the Company shall; (1) admit in writing its inability to pay for its debts generally as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for, or consent to the appointment of, a trustee, liquidator or receiver for it or for a substantial part of its property or business; or

          (c) a trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within 30 days after such appointment; or

          (d) any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and such custody and control shall not be relinquished within 30 days thereafter; or

          (e) bankruptcy, reorganization, arrangement, readjustment of debt, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within 30 days after such proceeding is instituted against the Company or if the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding;

then, or at any time thereafter, unless such Event of Default shall have been waived in writing by the Payee (which waiver shall not be deemed to be a waiver of any subsequent default), the Payee may, by notice to the Company (the "Default Notice"), declare this Note and all other amounts payable hereunder to be forthwith due and payable, whereupon this Note, and all such obligations shall become and be forthwith due, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Company, unless the Event of Default alleged in the Default Notice shall have been cured within five (5) business days of the delivery of the Default Notice. The Company agrees to pay all costs and expenses of collection and enforcement, including without limitation reasonable attorneys' fees and expenses.

     5.   Miscellaneous.

          (a) Amendments. No amendment, modification, termination or waiver of any provision hereof shall in any event be effective unless the same shall be in writing and signed by the Payee and the Company, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          (b) No Waiver. No failure on the part of the Payee to exercise, and no delay in exercising, any right, power or remedy shall operate as a waiver thereof; nor shall any single or partial exercise of any right preclude any other or further exercise thereof or the exercise of any other right.

          (c)  Notice.   Any notice, other communication or payment required or
permitted hereunder shall be in writing and shall be deemed to have been given upon delivery if personally delivered or upon deposit if deposited in the United States mail for mailing by certified mail, postage prepaid, and addressed as follows:


     If to Payee:     Enviro-Clean of America, Inc.
                      211 Park Avenue
                      Hicksville, New York 11801

     If to Company:   equip2move.com Corporation
                      c/o Koster Industries Inc.
                      555 Broadhollow Road
                      Melville, New York  11747


     Each of the above addressees may change its address for purposes of this paragraph by giving to the other addressee notice of such new address in conformance with this paragraph.

          (d)  Governing Law.   This Note shall be governed by, and construed in
accordance with, the laws of the State of New York, without giving effect to the choice of laws provisions.

          (e) Severability. Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Note or affecting the validity of such provision in any other jurisdiction.


     Executed this      day of              , 2000.
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     EQUIP2MOVE.COM CORPORATION


By:
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